AMENDMENT NO. 3
                           TO EMPLOYMENT AGREEMENT


Effective January 30, 2001, the Agreement entered into as of February 20, 2000 between Insynq, Inc. a Delaware corporation (formerly Xcel Management, Inc.) and John P. Gorst, a resident of the state of Washington (the "Employee"), shall be amended as follows:

     1. EMPLOYMENT. The Company agrees to employ Executive and Executive hereby accepts such employment from the Company upon the terms and conditions set forth in the this Agreement for the period beginning on the date hereof and continuing for a period of four years ("Initial Term"), unless earlier terminated as provided in this Agreement. This Agreement shall be automatically renewed for a one-year period ("Renewal Term"), unless this Agreement is terminated by either party at least 30 days prior to the end of the Initial Term (the Initial Term and any Renewal Term shall be referred to as the "Employment Period"). The Renewal Term will continue from year-to-year unless either party terminates the Agreement at least
          30 days prior to the expiration of any Renewal Term.

Exhibit 1:

     Reference Section 4, part a.
          A. Salary to be $225,000 per annum for year one of the Employment Period. (refer to prior amendments)
          B. Salary to be $175,000 per annum for year two of the Employment Period. The Company to pay payroll taxes with regard to sales of stock up to $30,000. An option for 500,000 shares of common stock granted at the end of calendar year 2001 if the Company's stock trades at or over $3.00 per share in a 30-day trading period.
          C. Salary to be $200,000 per annum for year three of the Employment Period. A cash bonus of $30,000 and an option for 500,000 shares of common stock granted at the end of calendar year 2002 if the Company's stock trades at or over $6.00 per share in a 30-day trading period.
          D. Salary to be $275,000 per annum for year four of the Employment Period. A cash bonus of $30,000 and an option for 500,000 shares of common stock granted at the end of calendar year 2003 if the Company's stock trades at or over $12.00 per share in a 30-day trading period.

INSYNQ, INC.                           EMPLOYEE

/s/  M. Carroll Benton                 /s/  John P. Gorst
M. Carroll Benton                      John P. Gorst
Chief Administrative Officer           Chief Executive Officer


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